EXHIBIT 5.1

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                               HARRISON LAW, P.A.
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               Serving the World from the Greater Tampa Bay Area
Diane J. Harrison                                  8955 U.S. Hwy 301 N., No. 203
Bar Admissions: Nevada and Florida                        Parrish, Florida 34219
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                                              6860 Gulfport Blvd. South, No. 162
www.harrisonlawpa.com                              South Pasadena, Florida 33707
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                                                           Phone: (941) 723-7564
                                                             Fax: (941) 531-4935
                                                         diane@harrisonlawpa.com

February 2, 2012

Board of Directors
Global Group Enterprises Corp.
221 Beach Road
Suite 114
Siesta Key, FL 34242

Re: Registration Statement on Form S-1 of Global Group Enterprises Corp.

Dear Directors:

You have requested our opinion as counsel for GLOBAL GROUP ENTERPRISES CORP., a Florida corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof, as to the legality of 3,000,000 shares of common stock, par value $0.0001 per share, offered by the Company in a direct primary offering (the "Shares).

We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the Registration Statement; the Articles of Incorporation and any amendments thereto; the Bylaws and any amendments thereto; the Company's resolutions of the Board of Directors authorizing the issuance of shares and the registration described above; and such other corporate documents and matters as we have deemed necessary to render our opinion. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the factual matters contained therein.

The opinions set forth herein are limited to matters governed by the laws of the State of Florida, including applicable statutory provisions, applicable provisions of the Florida constitution, and reported judicial decisions interpreting those laws. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise.

Based upon and subject to the foregoing, it is our opinion that the 3,000,000 shares of common stock being offered by the Company and which are being registered in the Registration Statement have been duly authorized, and when distributed and sold in the manner referred to in the Registration Statement will be legally issued, fully paid, and non-assessable.

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, to the references to our firm under the caption "Interest of Named Experts and Counsel," and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.

Sincerely,

HARRISON LAW, P.A.

/s/ Diane J. Harrison
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Diane J. Harrison